EXHIBIT 99(a)(42)

THE LAZARD FUNDS, INC.

ARTICLES OF AMENDMENT

THE LAZARD FUNDS, INC., a Maryland corporation having its principal office in the State of Maryland (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Articles of Incorporation of the Corporation (the “Charter”) are hereby amended to change the name of the Corporation’s Lazard International Compounders Portfolio to Lazard International Quality Growth Portfolio, with the effect that the fifty million (50,000,000) issued and unissued authorized shares of Common Stock known as Institutional Shares of Lazard International Compounders Portfolio are redesignated as Institutional Shares of Lazard International Quality Growth Portfolio, the fifty million (50,000,000) issued and unissued authorized shares of Common Stock known as Open Shares of Lazard International Compounders Portfolio are redesignated as Open Shares of Lazard International Quality Growth Portfolio and the fifty million (50,000,000) issued and unissued authorized shares of Common Stock known as R6 Shares of Lazard International Compounders Portfolio are redesignated as R6 Shares of Lazard International Quality Growth Portfolio.

SECOND: The foregoing amendment to the Charter has been approved by a majority of the entire Board of Directors and is limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

THIRD: The foregoing amendment does not increase the total number of authorized shares of the Corporation or the aggregate par value thereof. Giving effect to the redesignations in the foregoing amendment, the total number of shares of stock that the Corporation has authority to issue remains at six billion nine hundred million (6,900,000,000) shares, all of which are shares of Common Stock, with a par value of one tenth of one cent ($.001) per share, having an aggregate par value of six million nine hundred thousand dollars ($6,900,000.00), classified as follows:

Portfolio	Shares Authorized

Lazard US Equity Concentrated Portfolio Institutional Common Stock Open Common Stock R6 Common Stock	50,000,000 50,000,000 50,000,000

Lazard US Equity Select Portfolio Institutional Common Stock Open Common Stock R6 Common Stock	100,000,000 100,000,000 50,000,000

Lazard US Small-Mid Cap Equity Portfolio Institutional Common Stock Open Common Stock R6 Common Stock	150,000,000 50,000,000 50,000,000

Lazard International Equity Portfolio Institutional Common Stock Open Common Stock R6 Common Stock	150,000,000 50,000,000 50,000,000

Portfolio	Shares Authorized

Lazard International Equity Advantage Portfolio Institutional Common Stock Open Common Stock R6 Common Stock	50,000,000 50,000,000 50,000,000

Lazard International Equity Concentrated Portfolio Institutional Common Stock Open Common Stock R6 Common Stock	50,000,000 50,000,000 50,000,000

Lazard International Quality Growth Portfolio Institutional Common Stock Open Common Stock R6 Common Stock	50,000,000 50,000,000 50,000,000

Lazard International Equity Value Portfolio Institutional Common Stock Open Common Stock R6 Common Stock	50,000,000 50,000,000 50,000,000

Lazard International Equity Select Portfolio Institutional Common Stock Open Common Stock R6 Common Stock	50,000,000 50,000,000 50,000,000

Lazard International Strategic Equity Portfolio Institutional Common Stock Open Common Stock R6 Common Stock	100,000,000 50,000,000 50,000,000

Lazard International Small Cap Equity Portfolio Institutional Common Stock Open Common Stock R6 Common Stock	50,000,000 50,000,000 50,000,000

Lazard Global Equity Select Portfolio Institutional Common Stock Open Common Stock R6 Common Stock	50,000,000 50,000,000 50,000,000
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Portfolio	Shares Authorized

Lazard Managed Equity Volatility Portfolio Institutional Common Stock Open Common Stock R6 Common Stock	50,000,000 50,000,000 50,000,000

Lazard Global Strategic Equity Portfolio Institutional Common Stock Open Common Stock R6 Common Stock	50,000,000 50,000,000 50,000,000

Lazard Equity Franchise Portfolio Institutional Common Stock Open Common Stock R6 Common Stock	50,000,000 50,000,000 50,000,000

Lazard Global Listed Infrastructure Portfolio Institutional Common Stock Open Common Stock R6 Common Stock	50,000,000 50,000,000 50,000,000

Lazard Emerging Markets Core Equity Portfolio Institutional Common Stock Open Common Stock R6 Common Stock	50,000,000 50,000,000 50,000,000

Lazard Emerging Markets Equity Portfolio Institutional Common Stock Open Common Stock R6 Common Stock	700,000,000 200,000,000 500,000,000

Lazard Developing Markets Equity Portfolio Institutional Common Stock Open Common Stock R6 Common Stock	50,000,000 50,000,000 50,000,000

Lazard Emerging Markets Equity Advantage Portfolio Institutional Common Stock Open Common Stock R6 Common Stock	50,000,000 50,000,000 50,000,000

Lazard Emerging Markets Equity Blend Portfolio Institutional Common Stock Open Common Stock R6 Common Stock	50,000,000 50,000,000 50,000,000
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Portfolio	Shares Authorized

Lazard Emerging Markets Debt Portfolio Institutional Common Stock Open Common Stock R6 Common Stock	50,000,000 50,000,000 50,000,000

Lazard Emerging Markets Income Portfolio Institutional Common Stock Open Common Stock R6 Common Stock	50,000,000 50,000,000 50,000,000

Lazard Explorer Total Return Portfolio Institutional Common Stock Open Common Stock R6 Common Stock	50,000,000 50,000,000 50,000,000

Lazard Emerging Markets Multi-Asset Portfolio Institutional Common Stock Open Common Stock R6 Common Stock	50,000,000 50,000,000 50,000,000

Lazard US Realty Equity Portfolio Institutional Common Stock Open Common Stock R6 Common Stock	100,000,000 100,000,000 100,000,000

Lazard Global Realty Equity Portfolio Institutional Common Stock Open Common Stock R6 Common Stock	50,000,000 50,000,000 50,000,000

Lazard Real Assets and Pricing Opportunities Portfolio Institutional Common Stock Open Common Stock R6 Common Stock	50,000,000 50,000,000 50,000,000

Lazard US Corporate Income Portfolio Institutional Common Stock Open Common Stock R6 Common Stock	50,000,000 50,000,000 50,000,000

Lazard US Short Duration Fixed Income Portfolio Institutional Common Stock Open Common Stock R6 Common Stock	50,000,000 50,000,000 50,000,000
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Portfolio	Shares Authorized

Lazard Global Fixed Income Portfolio Institutional Common Stock Open Common Stock R6 Common Stock	50,000,000 50,000,000 50,000,000

Lazard Global Dynamic Multi-Asset Portfolio Institutional Common Stock Open Common Stock R6 Common Stock	50,000,000 50,000,000 50,000,000

Lazard Enhanced Opportunities Portfolio Institutional Common Stock Open Common Stock R6 Common Stock	50,000,000 50,000,000 50,000,000

Lazard Opportunistic Strategies Portfolio Institutional Common Stock Open Common Stock R6 Common Stock	50,000,000 50,000,000 50,000,000

Unclassified	50,000,000

Total	6,900,000,000

FOURTH: These Articles of Amendment to the Charter of the Corporation shall become effective at 9:01 a.m. on July 31, 2019.

The undersigned Vice President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts with respect to authorization and approval set forth in these Articles of Amendment are true in all material respects and that this statement is made under penalties of perjury.

IN WITNESS WHEREOF, The Lazard Funds, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary as of July __, 2019.

THE LAZARD FUNDS, INC.

By:
Name: Mark R. Anderson
Title: Vice President

WITNESS:

Name: Shari Soloway
Title: Assistant Secretary
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